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FIFTH THIRD BANK AUTO RECEIVABLES TRUST 1996-B                       EXHIBIT 20
Monthly Statement to Certificateholders
Servicer:  Fifth Third Bank
Trustee:  Harris Trust and Savings Bank


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                                                Collection Period:                                1-May-99          31-May-99
                                                Distribution Date:                               15-Jun-99

                                                                                                                 Per $1,000 of
                                                                                                                    Original
Statement for Class A and Class B Certificateholders Pursuant                                                   Class A/Class B
  to Section 4.7 of the Pooling and Servicing Agreement                                                        Certificate Amount
                                                                                                               ------------------
(i)    Principal Distribution
           Class A Certificate Amount                                                      $  4,667,526.58        $12.15995997
           Class B Certificate Amount                                                      $    351,319.21        $12.15974007

(ii)   Interest Distribution
           Class A Certificate Amount                                                      $    312,553.30        $ 0.81427187
           Class B Certificate Amount                                                      $     24,440.28        $ 0.84591859

(iii)  Servicing Fee                                                                       $     52,105.68        $ 0.12624460

(iv)   Class A Certificate Balance (after principal distributions)                         $ 53,481,924.04
       Class A Pool Factor (after principal distributions)                                       0.1393325
       Class B Certificate Balance (after principal distributions)                         $  4,026,044.09
       Class B Pool Factor (after principal distributions)                                       0.1393481

(v)    Total Pool Balance (end of Collection Period)                                       $ 57,507,968.13

                                                                                          Current Period          Cumulative
                                                                                         -----------------     ---------------

(vi)   Defaulted Receivables                                                               $    120,001.47       $8,270,579.43
       Liquidation Proceeds                                                                     154,747.38        4,473,330.24
                                                                                         -----------------     ---------------
       Aggregate Net Losses                                                                $    (34,745.91)      $3,797,249.19
                                                                                         =================     ===============

(vii)  Aggregate Principal Balance of Receivables
         Repurchased by Seller or Servicer:
           Principal Portion                                                               $          -
           Interest Portion                                                                $          -

(viii) Class A Interest Carryover Shortfall                                                $          -
       Class B Interest Carryover Shortfall                                                $          -
       Class A Principal Carryover Shortfall                                               $          -
       Class B Principal Carryover Shortfall                                               $          -

(ix) Reserve Account Balance (after giving effect to payments made
           on the Distribution Date)                                                       $  6,191,038.65

(x) Specified Reserve Account Balance (after giving effect to payments
           made on the Distribution Date)                                                  $  6,191,038.65
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